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                                  EXHIBIT 10.43
                   SECOND AMENDED AND RESTATED MEZZANINE NOTE

                   SECOND AMENDED AND RESTATED MEZZANINE NOTE

$25,000,000.00                                                New York, New York
                                                              June 2, 2000


         FOR VALUE RECEIVED, the undersigned, HUDSON HOTELS PROPERTIES CORP., a New York corporation, with an address of c/o Hudson Hotels Corporation, 300 Bausch & Lomb Place, Rochester, New York 14604, Attention: President, Telefax
Number: (716) 454-1865 ("HHPC") and HUDSON HOTELS CORPORATION, a New York corporation, with an address of 300 Bausch & Lomb Place, Rochester, New York 14604, Attention: E. Anthony Wilson, Chairman, Telefax Number: (716) 454-1865 ("HHC"), jointly and severally, promise to pay to the order of RHD CAPITAL VENTURES LLC, a Delaware limited liability company (together with any subsequent holder of this Second Amended and Restated Mezzanine Note (this "MEZZANINE NOTE"), and their respective successors and assigns, "HOLDER"), at its office located at 300 Willowbrook Office Park, Fairport, New York 14450, Attention:
Richard Sands, Manager, Telefax Number: (716) 218-2160, or at such other address as Holder may from time to time designate in writing, the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) together with interest thereon, Late Charges, Default Rate interest and all other sums due under the Mezzanine Loan Agreement (as defined below); such principal, interest, Late Charges, Default Rate interest and other sums to be calculated and payable as provided in that certain Second Amended and Restated Mezzanine Loan Agreement, dated as of June 2, 2000, between Makers and Holder (as modified and supplemented and in effect from time to time, the "MEZZANINE LOAN AGREEMENT"). HHPC and HHC are referred to herein individually as the "MAKER" and collectively as the "MAKERS". This Mezzanine Note is secured by, among other things, the Stock Pledge Agreements, the Partner Pledge Agreements, the Collateral Assignments of Agreements, the Security Agreements, the Mezzanine Cash Collateral Account Agreement and the Mezzanine Collection Account Agreement. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Mezzanine Loan Agreement.

         All payments made hereunder shall be applied as provided in SECTION 2.6 of the Mezzanine Loan Agreement.

         The Mezzanine Loan Agreement provides for, among other things:

         (1) a payment of all accrued and unpaid interest on the First Restated Mezzanine Note (as hereinafter defined) on June 2, 2000;

         (2) commencing on July 2, 2000 and on the 2nd day of each and every month thereafter to and including June 2, 2001, a constant monthly payment of principal and interest in the amount of $364,583;

         (3) commencing on July 2, 2001 and on the 2nd day of each and every month thereafter to and including January 2, 2002, a constant monthly payment of principal and interest in the amount of $541,364;

         (4) payment of the entire unpaid principal amount of the Mezzanine Loan, together with all accrued and unpaid interest thereon and all other sums payable under the Mezzanine Loan Documents, on February 2, 2002 (the "MATURITY DATE"). Makers hereby acknowledge that the amortization schedule set forth herein does not provide for the complete amortization of the Indebtedness and that on the Maturity Date a substantial principal balance will be due and owing to Holder;

         (5) an Interest Rate equal to six and fifty-three hundredths percent (6.53%) per annum;

         (6) a Default Rate equal to the lesser of (i) the Maximum Amount or
(ii) the Interest Rate plus two hundred (200) basis points;


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         (7) the Mezzanine Loan may be voluntarily prepaid, in whole but not in part, at any time in accordance with the terms of the Mezzanine Loan Agreement. Any prepayment of the Mezzanine Loan in whole must be accompanied by a payment of accrued interest on the unpaid principal amount of the Mezzanine Loan to the date of prepayment;

         (8) interest shall accrue on the outstanding principal balance of the Mezzanine Note and all other amounts due to Holder under the Mezzanine Loan Documents at the Interest Rate; and

         (9) interest shall accrue on the outstanding principal balance of the Mezzanine Loan and all other amounts due to Holder under the Mezzanine Loan Documents commencing on the date of this Mezzanine Note. Interest shall be computed on the actual number of days elapsed in each year over a 360 day year.

         The obligations of Makers under this Note are secured by, among other things, the Liens and security interests created and granted in favor of Nomura Asset Capital Corporation ("Nomura") by Makers pursuant to the Mezzanine Loan Documents, and assigned by Nomura to Holder pursuant to a certain Assignment of Asset Documents, dated as of April 14, 2000, as the same may from time to time be modified, supplemented or amended.

         The principal sum evidenced by this Mezzanine Note, together with accrued interest, Default Rate interest, Late Charges and all other sums due under the Mezzanine Loan Agreement shall become immediately due and payable at the option of Holder upon the occurrence of any Event of Default, which such "Events of Default" are incorporated by reference as if set forth in full herein.

         If Makers fail to make (i) the payment due on the Maturity Date or (ii) any other payment of principal or interest, Late Charge or other sum due on any date on which such payment is due, all amounts due hereunder will thereafter bear interest at the Default Rate. Makers will also pay to Holder, after the occurrence of an Event of Default, in addition to the amount due, all reasonable costs of collecting, securing, or attempting to collect or secure, this Mezzanine Note or any other Mezzanine Loan Document, including, without limitation, court costs and reasonable attorneys' fees (including reasonable attorneys' fees on any appeal by Makers or Holder and in any bankruptcy proceedings).

         With respect to the amounts due pursuant to this Mezzanine Note, Makers waive the following:

         (1) All rights of exemption of property from levy or sale under execution or other process for the collection of debts under the Constitution or laws of the United States or any State thereof;

         (2) Demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, suit against any party, diligence in collection of this Mezzanine Note and in the handling of securities at any time existing in connection herewith, and all other requirements necessary to enforce this Mezzanine Note except for notices required by Governmental Authorities and notices required by the Mezzanine Loan Agreement; and

         (3) Any further receipt by Holder or acknowledgment by Holder of any collateral now or hereafter deposited as security for the Mezzanine Loan.

         It is the intention of Makers and Holder to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under applicable law then, in that event, notwithstanding anything to the contrary in any agreement entered into in connection with or as security for this Mezzanine Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Mezzanine Note or under any of the other aforesaid agreements or otherwise in connection with this Mezzanine Note shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on this Mezzanine Note by the holder hereof (or if this Mezzanine Note shall have been paid in full, refunded to Makers) in accordance with the


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Mezzanine Loan Agreement; and (ii) in the event that maturity of this Mezzanine
Note is accelerated by reason of an election by Holder resulting from any default hereunder or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest allowed by applicable law, and any interest in excess of the maximum amount of interest allowed by applicable law, if any, provided for in this Mezzanine Note or otherwise shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore prepaid, shall be credited on this Mezzanine Note (or if this Mezzanine Note shall have been paid in full, refunded to Makers).

         In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount allowed by applicable law, the Holder shall, to the maximum extent permitted under applicable law (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Mezzanine Note so that the interest rate is uniform throughout the entire term of this Mezzanine Note; provided, that if this Mezzanine Note is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the maximum amount allowed by applicable law, Holder shall refund to Makers the amount of such excess, and in such event, Holder shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the maximum amount allowed by applicable law.

         Holder shall not by any act, delay, omission or otherwise be deemed to have modified, amended, waived, extended, discharged or terminated any of its rights or remedies, and no modification, amendment, waiver, extension, discharge or termination of any kind shall be valid unless in writing and signed by Holder and Makers. All rights and remedies of Holder under the terms of this Mezzanine Note and applicable statutes or rules of law shall be cumulative, and may be exercised successively or concurrently. Each Maker agrees that there are no defenses, equities or setoffs with respect to the obligations set forth herein, and to the extent any such defenses, equities, or setoffs may exist, the same are hereby expressly released, forgiven, waived and forever discharged.

         Wherever possible, each provision of this Mezzanine Note shall be interpreted in such manner as to be effective and valid under applicable Legal Requirements, but if any provision of this Mezzanine Note shall be prohibited by or invalid under applicable Legal Requirements, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mezzanine Note.

         Holder may, at its option, release any Collateral given to secure the indebtedness evidenced hereby, and no such release shall impair the obligations of Makers to Holder.

         This Mezzanine Note was negotiated in New York, and the proceeds of this Mezzanine Note were disbursed from New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limitation, matters of construction, validity and performance, this Mezzanine Note and the obligation arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, each Maker hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Mezzanine Note, and this Mezzanine Note shall be governed by and construed in accordance with the laws of the State of New York pursuant to ss. 5-1401 of the New York General Obligations Law.

         Any legal suit, action or proceeding against Makers arising out of or relating to this Mezzanine Note shall be instituted in any federal or state court in Monroe County, New York, pursuant to ss. 5-1402 of the New York General Obligations Law, and Maker waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and Makers hereby irrevocably submit to the jurisdiction of any such court in any suit, action or proceeding. Makers hereby designate and appoint Accelerated Information and Document Filing, Inc., 90 State Street, Suite 836, Albany, NY 12207, as their authorized agent to accept and acknowledge on their behalf service of any and all process which may be served in any such suit, action or proceeding in any such federal or state court, and agree that service of process upon said agent at said address (or at such other office in upstate New York as may be designated by such agent in accordance with the terms hereof)


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with copies to Makers at the address set forth in the first paragraph of this
Mezzanine Note, with additional copies to (a) Makers at the same address,
Attention: Ralph L. Peek, Vice President and Treasurer and (b) Alan S. Lockwood, Esquire, Boylan, Brown, Code, Vigdor & Wilson, LLP, 2400 Chase Square, Rochester, New York 14604, and written notice of said service of Makers mailed or delivered to Makers in the manner provided in the Mezzanine Loan Agreement shall be deemed in every respect effective service of process upon Makers, in any such suit, action or proceeding. Makers (i) shall give prompt notice to Holder of any changed address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if their authorized agent ceases to have an office or is dissolved without leaving a successor.

         MAKERS AND HOLDER TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY PARTY HERETO WITH RESPECT TO THIS MEZZANINE NOTE OR THE OTHER MEZZANINE LOAN DOCUMENTS. MAKERS AND HOLDER AGREE THAT MAKERS OR HOLDER MAY FILE A COPY OF THIS WAIVER WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF THE OTHER IRREVOCABLY TO WAIVE ITS RESPECTIVE RIGHT TO TRIAL BY JURY TO THE FULLEST EXTENT THAT EACH MAY LAWFULLY DO SO, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN MAKERS AND HOLDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

         Holder may assign all or part of its right, title and interest in and to this Mezzanine Note to another Person, including without limitation, to a trustee or servicer before or after a securitization, and such trustee or servicer shall be entitled to exercise all or any portion of Holder's rights hereunder.

         This Mezzanine Note has been issued by Makers to amend and restate in its entirety that certain Mezzanine Note dated November 27, 1996 made by Makers payable to the order of Nomura in the face amount of $17,000,000 (the "ORIGINAL MEZZANINE NOTE"), as amended, restated and increased by that certain Amended and Restated Mezzanine Note dated as of October 31, 1997 made by Makers payable to the order of Nomura in the face amount of $35,000,000, as endorsed by Nomura to Holder by Allonge dated April 14, 2000 (as endorsed, the "FIRST RESTATED MEZZANINE NOTE"), and evidences the same indebtedness that has been evidenced by the First Restated Mezzanine Note. Makers and Holder acknowledge that the principal amount of the indebtedness evidenced by the First Restated Mezzanine Note has been reduced from $35,000,000 to $25,000,000 pursuant to the terms of a certain Mezzanine Loan Restructuring Agreement, dated as of June 2, 2000, by and among Makers and Holder. The First Restated Mezzanine Note is hereby replaced and superseded in its entirety. This Mezzanine Note is not a novation. The Holder of this Mezzanine Note is entitled to the benefit of the Mezzanine Loan Documents, to which reference is made for a description of the property and rights included in such security, the nature of such security and the rights of the Holder of this Note and Makers in respect of such security. To the extent that this Mezzanine Note shall be invalid, illegal, void, or unenforceable in any respect, the corresponding provision of the First Restated Mezzanine Note together with the unaffected portion of this Mezzanine Note, at Holder's election, shall control. Any reference to the Mezzanine Note in any of the Mezzanine Loan Documents shall hereafter mean this Mezzanine Note as the same may be modified, amended, supplemented, extended or consolidated in writing, and any note(s) issued in exchange therefor or in replacement thereof.

         The liability of the Makers under this Mezzanine Note shall be joint and several.


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         IN WITNESS WHEREOF, Makers have caused this Second Amended and Restated
Mezzanine Note to be duly executed on the date first above written.

                                         HUDSON HOTELS PROPERTIES CORP.,
                                         a New York corporation

                                         By:
                                            ----------------------------------
                                                  Name:      E. Anthony Wilson
                                                  Title:     Chairman

                                         HUDSON HOTELS CORPORATION,
                                         a New York corporation

                                         By:
                                            ----------------------------------
                                                  Name:      E. Anthony Wilson
                                                  Title:     Chairman

Agreed and Acknowledged this
2nd day of June, 2000

RHD CAPITAL VENTURES LLC,
a Delaware limited liability company


By:
   ----------------------------------
         Name:      Richard Sands
         Title:     Manager


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